7279 Seneca Road, North, Hornell, NY 14843 Phone: 607-324-0223

March 11, 2010

Michael German, President

Corning Natural Gas Corp.

330 West William Street

Corning, NY 14830

Dear Mr. German:

I am pleased to inform you that Community Bank, N.A. has approved the request for a term loan (the "Loan"). This approval is subject to the following terms and conditions:

LOAN TERMS

BORROWER: Corning Natural Gas Corp.

AMOUNT OF LOAN: Up to $1,050,000.00.

USE OF PROCEEDS:

The Loan will be used to refinance the construction of a gas pipeline into the Village of Virgil and the Greek Peak Resort.

INTEREST RATE:

Interest will be charged on the outstanding principal balance at a fixed rate of six and one-quarter percent (6.25%).

LOAN PAYMENTS:

Monthly loan payments are to be established for principal and interest based on a ten (10) year amortization schedule

MATURITY:

The maturity of the Loan will be five (5) years from the date of closing ("Maturity Date").

LOAN FEE:

A non-refundable commitment fee in the amount equal to one percent (1%) of the Loan amount is due upon acceptance of this letter.

LATE CHARGE:

In the event that any payment shall be past due in excess of 10 days, a late charge equal to 5% of the total payment or $25.00, whichever is greater, shall be imposed.

COLLATERAL:

With respect to the Loan, the Bank will require:

  A first security interest on any purchased equipment, accounts, inventory, contract rights and the franchise rights associated with the Virgil gas pipeline project.

  A first security interest in Rabbi Trust Account #89151111309.

GUARANTEES:

No Guaranty of the Loan is required to be furnished by the borrower.

OTHER:

The following items need to be addressed prior to closing of the Loan:

  Documentation of an equity injection of $350,000.00 by Michael German concurrent with this loan closing.

  Estoppel letters from M&T Bank and Great West to ensure against conflicts with their term loans arising from closing upon this loan.

  Confirmation by M&T that the proposed repayment of the $500,000 demand note by year-end 2010 is acceptable to them.

  Confirmation of PSC approval of the long-term debt of which this loan is a part.

RELATED BORROWING:

This commitment is contingent upon the existing $8,000,000 operating line of credit being reduced to $7,000,000.

PREPAYMENT:

There shall be no prepayment charge unless such prepayment is made, directly or indirectly, as a part of, or in anticipation of, any refunding operation involving the incurring of indebtedness by Borrower or your subsidiary or affiliate to any financial institution other than the Bank, in which case the prepayment charge shall be as follows:

Year of Loan Amount Prepaid

    3%

    2%

GENERAL REQUIREMENTS

FINANCIAL STATEMENTS/REPORTING REQUIREMENTS:

Subsequent to the consummation of this transaction and for so long as any indebtedness hereunder shall remain unpaid, the Borrower shall deliver to the Bank, without expense to the Bank:

  Annual audited financial statements and SEC form 10-K prepared by an independent certified public accountant, satisfactory to the Bank, within 120 days after the close of each fiscal year.

  Quarterly SEC form 10-Q financial statement within 60 days after the close of each quarter.

  Monthly internally prepared financial statements within 45 days of each month-end.

  The Borrower will provide the Bank with such other information and allow such inspections by the Bank as the Bank may from time to time reasonably request.

DEFAULT:

The maturity of all obligations of Borrower shall be accelerated upon the occurrence of an Event of Default as defined in the Loan Documents.

INSURANCE:

The Borrower shall maintain insurance (including without limitation hazard, liability and workers' compensation) in form and amount satisfactory to the Bank. Such policies shall provide for thirty days prior written notice of cancellation to the Bank and shall name the Bank as loss payee as its interest appears.

ORGANIZATION:

The Borrower shall maintain its due organization and authority, and shall comply with all governmental requirements and the terms of all corporate restrictions on it.

NEW THIRD-PARTY DEBT:

The Borrower shall not incur new indebtedness after the loan closing exceeding $2,500,000 without furnishing advance notice to the Bank.

FINANCIAL COVENENTS:

During the term of the Loans, the Borrower shall at all times maintain the following covenants and restrictions:

  Maintain a tangible net worth of not less then $9,000,000.00. Tangible net worth is defined as the total value of all assets excluding goodwill and intangible assets less total liabilities. Measured at fiscal year end starting with the 9/30/10 financial statement.

  Maintain a Debt to Tangible Net Worth ratio of less then 3.5 to 1.0. Measured at fiscal year end starting with the 9/30/10 financial statement.

  Maintain a debt service coverage ratio of 1.10 to 1. Measured at fiscal year end starting with the 9/30/10 financial statement. The debt service coverage ratio is defined as:

(net inc. excluding other comprehensive income or loss + depr. and amort. + int. - div. and dist.)

(current maturity long term debt from the prior period financial statement + interest)

LOAN DOCUMENTS:

A new Loan Agreement will be required at closing.

MISCELLANEOUS

ASSIGNABILITY:

This commitment is not assignable and will expire in the event that it is not accepted and returned to the bank on or before March 26, 2010.

FEES/COSTS:

By acceptance of this commitment, Borrower agrees to pay all costs in connection with preparation of updated loan documents and all charges for UCC searches and filing fees.

WARRANTY:

Borrower warrants that all matters, documents and instruments furnished to the Bank and upon which this commitment is based, including without limitation, financial statements, are complete and that there has been no material omission therefrom.

FURTHER ACTIONS:

Borrower agrees to execute and/or deliver to us further documentation, covenants, and items as our counsel or we may reasonably require or as may become necessary to effect the consummation of this transaction.

CONTINGENCY:

This commitment is contingent upon there being no detrimental or adverse change in the financial condition of the Borrower.

SURVIVAL:

The terms and conditions of this letter shall survive the consummation of this transaction.

Very truly yours,

COMMUNITY BANK, N.A.

Thomas Beers

Vice President

ACCEPTED AND AGREED:

Corning Natural Gas

By:

Michael German, President Date